Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

CareCloud, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee (3)
Fees to be Paid	Equity	Common Stock	457(o)	-	-	-	-	-
	Equity	Preferred Stock	457(o)	-	-	-	-	-
	Debt	Debt Securities	457(o)	-	-	-	-	-
	Equity	Warrants	457(o)	-	-	-	-	-
	Other	Subscription Rights	457(o)	-	-	-	-	-
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	-	-	$250,000,000	$153.10 per $1,000,000	$38,275
	Total Offering Amounts					$250,000,000		$38,275
	Total Fees Previously Paid							-
	Total Fee Offsets							$23,159
	Net Fee Due							$15,116

(1)	There are being registered hereunder such presently indeterminate number of shares of common stock and preferred stock, and such indeterminate amount of debt securities, warrants, and subscription rights, which may be offered and sold from time to time in one or more offerings by the Registrant in such amount as shall result in an aggregate offering price not to exceed $250,000,000. This Registration Statement also covers an indeterminate amount of securities, if applicable, as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder, including, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any securities issuable upon a stock split, stock dividend, recapitalization, or similar transaction.

(2)	The proposed maximum offering price per security and maximum aggregate offering price per class of securities will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Item 16(b) of Form S-3.

(3)	Pursuant to Rule 457(p) of the Securities Act, the Registrant hereby offsets the registration fee required in connection with this Registration Statement by $23,159, which represents the registration fee previously paid by the Registrant with respect to an aggregate $212,281,639 of unsold securities (the “Unsold Securities”) previously registered on a Registration Statement on Form S-3 (File No. 333-255094) (the “Prior Registration Statement”), initially filed with the Securities and Exchange Commission on April 7, 2021, and declared effective on April 21, 2021, and which is now terminated by expiration. Pursuant to Rule 457(p), the $38,275 filing fee currently due in connection with this Registration Statement is offset in part by the $23,159 balance for the Unsold Securities under the Prior Registration Statement, resulting in a net fee due of $15,116 remitted in connection with this Registration Statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 475(p)
Fee Offset Claims	CareCloud, Inc.	S-3	333-255094 (1)	April 7, 2021 (effective April 21, 2021)		$23,159	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	(1)	$212,281,639
Fee Offset Sources	CareCloud, Inc.	S-3	333-255094 (1)		April 7, 2021 (effective April 21, 2021)						$27,275

(1)	The Registrant previously filed the Prior Registration Statement, which registered an aggregate of $250,000,000 of an indeterminate amount of securities to be offered by the Registrant from time to time. In connection with the Prior Registration Statement, the Registrant paid a filing fee of $27,275. An aggregate of $212,281,639 of securities registered on the Prior Registration Statement remain unsold, leaving $23,159 in previously paid fees available for future offset (calculated at the fee rate in effect on the filing date of the Prior Registration Statement). In accordance with Rule 457(p) under the Securities Act, the Registrant is using all $23,159 of the unused filing fees to offset the filing fee payable in connection with this filing. Accordingly, only $15,116 in additional registration fees is due to be paid at this time. The Registrant has terminated or completed all offerings that included the unsold securities associated with the claimed offset under the Prior Registration Statement.